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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: February 1, 1999


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            1-6564              04-1663070
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
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       On February 1, 1999, New England Power Company's parent,
New England Electric System, a Massachusetts business trust
(NEES), Eastern Utilities Associates, a Massachusetts business trust (EUA), and Research Drive LLC, a Massachusetts limited liability company which is directly and indirectly wholly owned by NEES (LLC), entered into an Agreement and Plan of Merger, dated as of February 1, 1999 (the Merger Agreement), providing for a merger transaction among NEES, EUA, and LLC. The press release issued in connection therewith is filed herewith as
Exhibit 99, and is incorporated herein by reference.

     Pursuant to the Merger Agreement, LLC will merge with and into EUA (the Merger), with EUA being the surviving entity and becoming a wholly-owned subsidiary of NEES. The Merger, which was unanimously approved by the NEES Board of Directors, the Board of Trustees of EUA and the Members of LLC, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of EUA shareholder approval by a two-thirds vote and certain regulatory approvals, are met or waived. NEES anticipates that the Merger can be consummated in early 2000. The consummation of this Merger is not contingent upon the consummation of the Agreement and Plan of Merger, dated as of December 11, 1998 among NEES, The National Grid Group plc (National Grid), and NGG Holdings LLC, under which NEES would become a wholly owned subsidiary of National Grid.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits

(1)  Press Release
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                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NEW ENGLAND POWER COMPANY


                                    s/John G. Cochrane
                                 By _________________________
                                     John G. Cochrane
                                     Treasurer


Date: February 8, 1999